Exhibit 6
                              AMENDED AND RESTATED

                          REGISTRATION RIGHTS AGREEMENT

         This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of this 30th day of March, 2001 (the "Effective Date"), by and among America Online Latin America, Inc., a Delaware corporation having its principal place of business at 6600 N. Andrews Avenue, Suite 500, Fort
Lauderdale, Florida 33309 (the "Company"), America Online, Inc., a Delaware corporation having its principal place of business at 22000 AOL Way, Dulles, Virginia 20166 ("AOL"), Aspen Investments LLC, a Delaware limited liability company having its principal place of business at 550 Biltmore Way, Suite 900, Coral Gables, Florida 33134 ("Aspen") and Atlantis Investments LLC, a Delaware limited liability company having its principal place of business at 550 Biltmore Way, Suite 900, Coral Gables, Florida 33134 ("Atlantis", and together with Aspen, "ODC"). AOL, Aspen and Atlantis are sometimes hereinafter referred to, collectively, as the "Stockholders" and, individually, as a "Stockholder."

         WHEREAS, the Company, AOL and Riverview Media Corp., a British Virgin Islands corporation ("Riverview"), entered into a Registration Rights Agreement, dated as of August 7, 2000 (the "Original Agreement");

         WHEREAS, on August 11, 2000 the Company issued in its initial public offering 4,000,000 shares of Class A Common Stock (as hereinafter defined) to each of AOL and Riverview (the "IPO Class A Common Stock");

         WHEREAS, pursuant to the AOL-LA Share Transfer and Assignment Agreement, dated as of December 28, 2000, by and between Riverview, Aspen and Atlantis (the "Assignment Agreement"), Riverview assigned to each of Aspen and Atlantis all of its right, title and interest in and to 48,649,203 shares of Series C Preferred Stock (as hereinafter defined), and 2,000,000 shares of IPO Class A Common Stock;

         WHEREAS, pursuant to the Assignment Agreement Riverview assigned to Aspen and Atlantis all of its rights and obligations under the Original Agreement, which rights included certain registration rights with respect to the Class A Common Stock issuable upon conversion of the Series C Preferred Stock;

         WHEREAS, the Company has an authorized capital of 1,750,000,000 shares of common stock, consisting of 1,250,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), 250,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), 250,000,000 shares of Class C Common Stock, par value $.01 per share (the "Class C Common Stock", and collectively with the Class A Common Stock and the Class B Common Stock, the "Common Stock"), and 500,000,000 shares of Preferred Stock, par value $.01 per share, consisting of 150,000,000 shares of Series B Redeemable Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), 150,000,000 shares of Series C Redeemable Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), 25,000,000 shares of Series D Redeemable Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock"), and 25,000,000 shares of Series E Redeemable Convertible Preferred Stock, par value $.01 per share (the "Series E Preferred Stock," and collectively with the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock the "Preferred Stock");

         WHEREAS, as of the date hereof AOL owns all of the issued and outstanding shares of Series B Preferred Stock and ODC owns or has the sole voting power for all of the issued and outstanding shares of Series C Preferred Stock;

         WHEREAS, on August 7, 2000, the Company issued to AOL a warrant (the "Warrant") to purchase 16,541,250 shares of Series B Preferred Stock and/or Class B Common Stock and/or Class A Common Stock;

         WHEREAS, AOL has agreed to purchase shares of Series D Preferred Stock;

         WHEREAS, Aspen and Atlantis have each agreed to purchase shares of Series E Preferred Stock;

         WHEREAS, upon the satisfaction of certain conditions, the Series D Preferred Stock will automatically convert into Series B Preferred Stock and the Series E Preferred Stock will automatically convert into Series C Preferred Stock;

         WHEREAS, AOL may elect to convert any or all of the shares of Series B Preferred Stock and Series D Preferred Stock into shares of Class B Common Stock and ODC may elect to convert any or all of the shares of Series C Preferred Stock and Series E Preferred Stock into shares of Class C Common Stock;

         WHEREAS, AOL may elect to convert the shares of Class B Common Stock received upon conversion of the shares of Series B Preferred Stock and Series D Preferred Stock into shares of Class A Common Stock and ODC may elect to convert the shares of Class C Common Stock received upon conversion of the shares of Series C Preferred Stock and Series E Preferred Stock into shares of Class A Common Stock;

         WHEREAS, AOL desires to have its 4,000,000 shares of IPO Class A Common Stock be subject to the registration rights set forth in the Original Agreement;

         WHEREAS, AOL desires to have the Class A Common Stock issuable upon conversion of the Series D Preferred Stock be subject to the registration rights set forth in the Original Agreement;

         WHEREAS, if the Series D Preferred Stock is converted into Series B Preferred Stock, AOL desires to have the Class A Common Stock issuable upon conversion of such Series B Preferred Stock be subject to the registration rights set forth in the Original Agreement;

         WHEREAS, Aspen and Atlantis each desire to have the 2,000,000 shares of IPO Class A Common Stock that were assigned to it by Riverview pursuant to the Assignment Agreement be subject to the registration rights set forth in the Original Agreement;

         WHEREAS, Aspen and Atlantis each desire to have the Class A Common Stock issuable upon conversion of the Series E Preferred Stock be subject to the registration rights set forth in the Original Agreement;

         WHEREAS, if the Series E Preferred Stock is converted into Series C Preferred Stock, Aspen and Atlantis each desire to have the Class A Common Stock issuable upon conversion of such Series C Preferred Stock be subject to the registration rights set forth in the Original Agreement; and

         WHEREAS, the Company and the Stockholders desire to amend and restate the Original Agreement as described herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties hereto hereby agree as follows:

         Section 1. Definitions

         Section 1.1 Capitalized terms used herein without definition have the meanings assigned to such terms in the Stockholders' Agreement (as defined herein). As used in this Agreement, the following terms shall have the following meanings:

         "Advice" shall have the meaning given in Section 6(c).

         "Agreement" shall have the meaning given in the Preamble.

         "AOL" shall have the meaning given in the Preamble.

         "Aspen" shall have the meaning given in the Preamble.

         "Assignment Agreement" shall have the meaning given in the third Whereas Clause.

         "Atlantis" shall have the meaning given in the Preamble.

         "Business Day" shall mean any day, other than a Saturday or Sunday, on which federally chartered banks in the United States are open for business.

         "Class A Common Stock" shall have the meaning given in the fifth Whereas Clause.

         "Class B Common Stock" shall have the meaning given in the fifth Whereas Clause.

         "Class C Common Stock" shall have the meaning given in the fifth Whereas Clause.

         "Commission" means the Securities and Exchange Commission, or any successor agency performing the functions currently performed by the Securities and Exchange Commission.

         "Common  Stock"  shall  have the  meaning  given in the  fifth  Whereas
Clause.

         "Company" shall have the meaning given in the Preamble.

         "Demand Filing Date" shall have the meaning given in Section 3.2.

         "Demand Holder" shall have the meaning given in Section 3.1.

         "Demand Registration" shall have the meaning given in Section 3.1.

         "Demand Request" shall have the meaning given in Section 3.1.

         "Effective Date" shall have the meaning given in the Preamble.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, as amended.

         "Holder" means, as of any date, AOL, ODC (and shall include Aspen and Atlantis, individually) and each other Person to whom either of them shall have assigned any rights hereunder in accordance with the provisions of Section 10.6 and who owns Registrable Securities as of such date.

         "Indemnified Party" shall have the meaning given in Section 8.3.

         "Indemnifying Party" shall have the meaning given in Section 8.3.

         "IPO" means the initial public offering of the Class A Common Stock pursuant to an offering registered under the Securities Act.

         "IPO Class A Common Stock" shall have the meaning given in the second Whereas Clause.

         "Lock-Up Agreement" means the agreement between each Stockholder and an underwriter for the IPO, pursuant to which such Stockholder agrees that it will not, during the Lock-Up Period (as defined below) offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of common stock, or any securities convertible into or exchangeable for any shares of Common Stock now owned or hereafter acquired directly by the Stockholder or with respect to which the Stockholder has or hereafter acquires the power of disposition.

         "Lock-Up Period" means the respective period agreed to in a Lock-Up Agreement by each Stockholder and an underwriter for the IPO during which time such Stockholder agrees that it will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exchangeable for any shares of Common Stock now owned or hereafter acquired directly by the Stockholder or with respect to which the Stockholder has or hereafter acquires the power of disposition.

         "Losses" shall have the meaning given in Section 8.1.

         "ODC" shall have the meaning given in the Preamble.

         "Original Agreement" shall have the meaning given in the first Whereas Clause.

         "Preferred Stock" shall have the meaning given in the fifth Whereas Clause.

         "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

         "Prospectus" means any prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

         "Register," "Registered" and "Registration," whether or not capitalized, mean and refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such Registration Statement.

          "Registrable Securities" means any shares of IPO Class A Common Stock and any shares of Class A Common Stock issued or issuable upon (a) conversion of shares of Class B Common Stock or Class C Common Stock issuable upon exercise of the Warrant or conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, or (b) exercise of the Warrant; provided, however, that the shares of Class A Common Stock that are Registrable Securities shall cease to be Registrable Securities (x) upon the consummation of any sale of such shares pursuant to (i) an effective Registration Statement under the Securities Act or (ii) Rule 144, (y) at such time as such shares of Class A Common Stock (which are issued or which may become issued upon conversion, exchange or exercise of any other security) become eligible for sale under Rule 144(k) under the Securities Act and (z) with respect to any Holder, on the first date when all of the Registrable Securities then held by such Holder are eligible for sale during a single three month period under Rule 144.

         "Registration Expenses" shall have the meaning given in Section 7.

         "Registration Statement" means any Registration Statement and any additional Registration Statement, including (in each case) the Prospectus, amendments and supplements to such Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such Registration Statement to be filed pursuant to the terms of this Agreement.

         "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, as amended.

         "Series B Preferred Stock" shall have the meaning given in the fifth Whereas Clause.

         "Series C Preferred Stock" shall have the meaning given in the fifth Whereas Clause.

         "Series D Preferred Stock" shall have the meaning given in the fifth Whereas Clause.

         "Series E Preferred Stock" shall have the meaning given in the fifth Whereas Clause.

         "Stockholder" shall have the meaning given in the Preamble.

         "Stockholders' Agreement" means the Amended and Restated Stockholders' Agreement of even date herewith by and among the Company, AOL and ODC.

         "Subsidiary"   shall  have  the  meaning  given  in  the  Stockholders'
Agreement.

         "Underwritten Registration or Underwritten Offering" means a registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

         "Warrant" shall have the meaning given in the seventh Whereas Clause.

         Section 2. "Piggy-Back" Registrations

         Section 2.1 If at any time after the IPO the Company shall determine to register for its own account or the account of others under the Securities Act (including (i) in connection with a public offering by the Company other than the IPO or (ii) a demand for registration made by any stockholder of the Company including any of the parties hereto) any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to shares of Common Stock to be issued solely in connection with any acquisition of an entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans) it shall send to each Holder written notice of such determination and if, within 30 days after receipt of such notice, such Holder shall so request in writing, the Company shall use its best efforts to include in such Registration Statement all or any part of the Registrable Securities such Holder requests to be registered.

         Section 2.2 If, in  connection  with any offering  described in Section
2.1 of this Agreement involving an underwriting of common stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such common stock which may be included in the Registration Statement because in its judgment, such limitation is necessary to effect an orderly public distribution, then, in the discretion of such managing underwriter, the Company shall include in such Registration Statements only such portion of the Registrable Securities with respect to which such Holders have requested inclusion pursuant hereto as such limitation permits after the inclusion of all shares of common stock to be registered by the Company for its own account. Any exclusion of Registrable Securities shall be made pro rata among such Holders seeking to include such shares, in proportion to the number of such shares sought to be included by such Holders.

         Section 3. "Demand" Registrations

         Section 3.1 At any time commencing at least 180 days after the effective date of any registration statement covering the IPO, each Holder (a "Demand Holder") may, from time to time, make a written request (each a "Demand Request") for registration under the Securities Act (a "Demand Registration") of all or part of the Registrable Securities held by such Holder; provided, however, that the Registrable Securities requested to be registered shall, on the date that the Demand Request is delivered, (i) constitute at least one percent (1%) of the shares of Common Stock outstanding, which shall include all shares of Common Stock issuable upon conversion or exchange of all then outstanding Preferred Stock, or (ii) have an aggregate minimum market value of at least $50,000,000 before calculation of underwriting discounts and commissions. Each Demand Request shall specify the number of Registrable Shares proposed to be sold by such Demand Stockholder.

         Section 3.2 Within 15 days after receipt of each Demand Request, the Company shall give written notice of such Demand Request to all non-requesting Holders and shall use its best efforts to cause a Registration Statement covering such of the Registrable Securities as may be requested by any Holders thereof (including the Holder or Holders giving the initial notice of intent to offer) to be filed with the Commission not later than 120 days after receipt of a Demand Request (the "Demand Filing Date") and shall use all commercially reasonable efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing. Both the Demand Request and any request to join in such Demand Request shall be considered a single Demand Request.

         Section  3.3  Notwithstanding  any  other  provision  set forth in this
Section 3, no Holder shall be entitled to deliver a Demand Request within 90 days after the effectiveness of any Registration Statement filed (i) by the Company pursuant to an Underwritten Offering by the Company other than the IPO or (ii) on behalf of any Demand Holder or any other Holder of demand registration rights with respect to the Common Stock.

         Section 3.4 The Company may defer the filing (but not the preparation) of a Registration Statement required by this Section 3 until a date not later than 120 days after the Demand Filing Date if:

                  (a) at the time the Company receives the Demand Request, there is (i) material non-public information regarding the Company which the Board reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including but not limited to the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose; or

                  (b) prior to receiving the Demand Request, the Board had determined to effect an Underwritten Offering and the Company had taken substantial steps and is proceeding with reasonable diligence to effect such offering.

A deferral of the filing of a  Registration  Statement  pursuant to this Section
3.5 shall be lifted, and the requested Registration Statement shall be filed forthwith, if, (x) in the case of a deferral pursuant to clause (a)(i), the material non-public information is made public by the Company, (y) in the case of a deferral pursuant to clause (a)(ii), the significant business opportunity is disclosed by the Company or is terminated, or (z) in the case of a deferral pursuant to clause (b), the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 3.5, the Company shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to each Demand Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 3.5 and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the holders of a majority of the Registrable Securities held by the Demand Holder and each other Holder and for which registration was previously requested may withdraw such Demand Request by giving written notice to the Company.

         Section 4. Registration Procedures

         Whenever any Holder has requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration of such Registrable Securities and in furtherance thereof the Company shall:

                  (a) prepare and file with the Commission on any appropriate form under the Securities Act with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective;

                  (b)(i) prepare and file with the Commission such amendments, including post-effective amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for a period of not less than 180 days (or (1) such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold  allotments  or (2) such  longer  period as may be  commercially reasonable if such Registration Statement is for a shelf registration conducted pursuant to the provisions of Rule 415 (or any similar provisions then in force) promulgated under the Securities Act); (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and, as so supplemented or amended, to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, as promptly as possible, provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Stockholders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented;

                  (c) (i) furnish to the Holders of Registrable Securities to be sold, their counsel and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Stockholders, their counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act;

                  (d) notify the Holders of Registrable Securities to be sold, their counsel and any managing underwriters as promptly as possible (and in the case of (i), below, not less than five (5) days prior to such filing) and confirm such notice in writing no later than one (1) Business Day following the day:

                           (i) when a Prospectus or any Prospectus supplement or
                  post-effective amendment to the Registration Statement is proposed to be filed;

                           (ii) when the Commission notifies the Company whether
                  there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement;

                           (iii)  when  the   Registration   Statement   or  any
                  post-effective amendment thereto has become effective;

                           (iv) of any  request by the  Commission  or any other
                  Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information;

                           (v) of the  issuance  by the  Commission  of any stop
                  order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose;

                           (vi) when any of the  representations  and warranties
                  of the Company contained in any agreement (including any underwriting agreement) contemplated hereby shall cease to be true and correct in all material respects;

                           (vii)  of  the   receipt   by  the   Company  of  any
                  notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and

                           (viii) of the  occurrence of any event that makes any
                  statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (e) use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

                  (f)  if  requested  by  any  managing   underwriter,   if  any
         Registrable Securities are to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) thereafter make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable;

                  (g) furnish to each Holder of Registrable Securities to be sold, their counsel and any managing underwriters, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference,  and all  exhibits  to the extent  requested  by such Person
         (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission;

                  (h) promptly deliver to each Holder of Registrable Securities to be sold, their counsel, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Stockholders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;

                  (i) prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders, any underwriters and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for at least 180 days (or such shorter period as the applicable Registration Statement shall be effective)and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject;

                  (j) cooperate with the selling Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or Stockholders may request at least two Business Days prior to any sale of Registrable Securities;

                  (k) upon the occurrence of any event contemplated by Section 4(d)(viii) of this Agreement, as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file all other required documents so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (l) use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the securities exchange, quotation system, market or over-the-counter bulletin board on which similar securities issued by the Company are then listed;

                  (m) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters in order to expedite or facilitate the disposition of such Registrable Securities, and those reasonably requested by the selling Holders whether or not an underwriting agreement is entered into):

                           (i) make such  representations and warranties to such
                  selling Holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested;

                           (ii) in the case of an Underwritten Offering,  obtain
                  and deliver copies thereof to the managing underwriters, if any, of opinions of counsel to the Company and updates thereof addressed to each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and counsel to the selling Stockholders covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such counsel and underwriters;

                           (iii) immediately prior to the effectiveness of the Registration Statement, and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies to the selling Holders and the managing underwriters, if any, of "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary (as defined in the Stockholders' Agreement) of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling Holder and each of the underwriters, if any, in form and substance as are customary in connection with Underwritten Offerings;

                           (iv) if an  underwriting  agreement is entered  into,
                  the same shall contain indemnification provisions and procedures no less favorable to the selling Holders and the underwriters than those set forth in Section 8 of this Agreement (or such other provisions and procedures acceptable to the managing underwriters and such selling Holders); and

                           (v) deliver such documents and certificates as may be
                  reasonably requested by the selling Holders, their counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause
                  (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

                  (n) make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holder or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is determined in good faith by the Company to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than the Company and such source is not known by such Person to be bound by a confidentiality agreement with the Company;

                  (o) comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earnings statements satisfying the provisions of
         Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158;

                  (p) require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such selling Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. If the Registration Statement refers to any such Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required; and

                  (q) not file a Registration Statement to which the Holder of a majority of the Registrable Securities covered thereby or its counsel or any managing underwriter shall reasonably object in writing within three (3) Business Days of their receipt thereof.

         Section 5. Lock-Up Agreement

         Each Holder agrees, if such Holder is so requested by the managing underwriter in the IPO, to enter into a Lock-Up Agreement, provided that the Lock-Up Period required therein shall not exceed 180 days.

         Section 6. Stockholder Covenants

         Each Holder hereby covenants and agrees that:

                  (a) it will not sell any Registrable Securities under the Registration Statement until it has received notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective;

                  (b) it and its officers,  directors or Affiliates  (as defined in the Stockholders' Agreement), if any, will comply with the Prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to a Registration Statement;

                  (c) upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 4(d)(iv), (v),
         (vi), (vii) and (viii) of this Agreement, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

         Section 7. Registration Expenses

         Except to the extent limited by the applicable state law, all fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not pursuant to an Underwritten Offering and whether or not any Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any securities exchange or market on which Registrable Securities are required hereunder to be listed, and (B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Stockholders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, determine)); (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any; (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company; (v) Securities Act liability insurance, if the Company desires such insurance; (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement; and (vii) all of the internal expenses of the Company incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder (all such expenses being referred to herein as "Registration Expenses"); provided, however, that except as expressly set forth herein, in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Securities or any counsel, accountants or other persons retained by the Holders incurred in connection with the consummation of the transactions contemplated by this Agreement.

         Section 8. Indemnification and Contribution

         Section 8.1 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder and their agents, brokers, investment advisors and employees of each of them and each underwriter of the Registrable Securities and their officers, directors, affiliates, partners and any broker or dealer through whom such shares may be sold and each Person, if any, who controls (within the meaning of
Section 15 of the Securities Act) such Holder or any such underwriter, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (in the case of any Prospectus or form of Prospectus or supplement thereto, in light of the circumstances under which they were made), except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in any Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

         Section 8.2 Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of Prospectus, or arising solely out of or based solely upon any untrue statement or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained or omitted, as the case may be, in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of Prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         Section 8.3 Conduct of Indemnification Proceedings.

                  (a) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                  (b) An  Indemnified  Party  shall  have the  right  to  employ separate counsel in any such Proceeding and to participate in the defense thereof, provided, however, the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the reasonable expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                  (c) All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

         Section 8.4 Contribution.

                  (a) If a claim for indemnification under Section 8.1 or 8.2 is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth herein, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this
         Section 8, no Stockholder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Stockholder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (c) The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         Section 8.5 Rule 144. Following the IPO, the Company covenants that:

                  (a) it will file the reports required to be filed by the Company under the Securities Act and the Exchange Act, so as to enable the Holders to sell Registrable Securities pursuant to Rule 144 under the Securities Act;

                  (b) it shall cooperate with any Holder in connection with any sale, transfer or other disposition by such Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act;

                  (c) it will take such action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell its Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions; and

                  (d) upon the request of any Holder, it shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

         Section 9. Term of Registration Rights.

         The rights of Holders with respect to the registration rights granted pursuant to this Agreement shall remain in effect, subject to the terms hereof, so long as there are Registrable Securities or securities which are directly or indirectly convertible or exchangable for Registrable Securities issued and outstanding.

         Section 10. Miscellaneous.

         Section 10.1 Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

         Section 10.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided pursuant to this Agreement shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered on a Business Day after normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for the Company shall be: America Online Latin America, Inc., 6600
N. Andrews Avenue, Suite 500, Fort Lauderdale, FL 33309, USA; Attention: Chief Executive Officer; fax: (954) 772-7089. The addresses for each Holder shall be maintained by the Company. Copies of all notices shall be sent to America Online Latin America, Inc., 6600 N. Andrews Avenue, Suite 500, Fort Lauderdale, FL 33309, USA; Attention: General Counsel; fax: (954) 233-1805, or such other address as may be designated in writing hereafter, in the same manner, by such person.

         Section 10.3 Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

         Section 10.4 No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

         Section 10.5 Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holders; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the Holders. The Company shall not offer or pay any consideration to a Holder for consenting to such an amendment or waiver unless the same consideration is offered to each Holder and the same consideration is paid to each Holder which consents to such amendment or waiver.

         Section 10.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder together with the Registrable Security, or the securities into which such Registrable Securities are convertible or exchangeable into, to which such rights relate if: (a) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and
(ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (e) such transfer shall have been made in accordance with the applicable requirements of any agreement applicable to the transfer of such shares, including, without limitation, the Stockholders' Agreement. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

         Section 10.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 10.8 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         Section 10.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         Section 10.10 Governing Law. This Agreement, and the rights and liabilities of the parties hereunder, shall be governed by the substantive laws of the State of Delaware, USA without giving effect to its rules relating to conflict of laws. Each party hereto irrevocably consents to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for all disputes arising under or related to this Agreement, which are subject to litigation hereunder, and to service of process in any jurisdiction in any such action by means of notice delivered pursuant to Section 10.2 hereof; provided, however to permit a party either to enforce a judgment or to seek injunctive relief, each party also irrevocably consents to the jurisdiction of the courts in the place where such judgment enforcement or injunctive relief is sought. Each party waives any objection it otherwise may have to the personal jurisdiction and venue of the courts designated in this Section 10.10. Notwithstanding the foregoing, for so long as a party is an entity organized under the laws of the State of Delaware, injunctive relief may be sought against that party only in the State of Delaware.

         Section 10.11 Counterparts; Facsimiles. This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument, and shall become effective when copies hereof, bearing the signatures of each of the parties shall have been received by the Company, AOL and ODC. Facsimile signatures to this Agreement shall be effective if promptly followed by the original signed Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                            AMERICA ONLINE LATIN AMERICA, INC.


                            By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                            AMERICA ONLINE, INC.


                            By:
                                 -----------------------------------------------
                                 Name:

                                 Title:

                            ASPEN INVESTMENTS LLC

                            By:
                                  ----------------------------------------------
                                  Name:

                                  Title:

                            ATLANTIS INVESTMENTS LLC


                            By:
                                  ----------------------------------------------
                                  Name:

                                  Title:

Amended and Restated Registration Rights Agreement